UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2025

LAMAR ADVERTISING COMPANY
LAMAR MEDIA CORP.
(Exact name of registrants as specified in its charter)

Delaware	1-36756	47-0961620
Delaware	1-12407	72-1205791
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)
5321 Corporate Boulevard, Baton Rouge, Louisiana 70808
(Address of principal executive offices and zip code)
(225)
926-1000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form
8-K
filing
is intended to
simultaneously
satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Lamar Advertising Company securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	LAMR	The NASDAQ Stock Market, LLC
Lamar Media Corp. securities registered pursuant to Section 12(b) of the Act: none
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule
12b-2
of the Securities Exchange Act of 1934 (17 CFR
§240.12b-2).

Lamar Advertising Company	Emerging growth company ☐

Lamar Media Corp.	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Lamar Advertising Company	☐

Lamar Media Corp.	☐

Item 7.01.	Regulation FD Disclosures.
In connection with the Proposed Offering (as defined below), Lamar Media Corp. disclosed that it is in the process of seeking an amendment to its senior credit agreement that relates to its Term B Loan facility (the “Amendment”) under its senior credit facility. The Amendment proposes to refinance in full the existing $600.0 million Term B Loan facility with a new seven-year, $700.0 million senior secured Term B Loan facility, among other changes. After repayment of the existing Term B Loan facility, Lamar Media Corp. intends to use any excess proceeds received in connection with the Amendment to repay a portion of the amounts outstanding under its senior secured revolving credit facility. Lamar Media Corp. expects to close on the Amendment prior to the closing date for the Proposed Offering, although there can be no assurance that the Amendment will be adopted, and what the final terms of the Amendment will be.
The information contained in Item 7.01 to this Current Report on
Form 8-K
is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 8.01.	Other Events.
On September 22, 2025, Lamar Advertising Company issued a press release announcing a proposed institutional private placement of $400.0 million of senior notes of Lamar Media Corp. (the “Proposed Offering”).
A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein in accordance with Rule 135c of the Securities Act of 1933, as amended.
In connection with the Proposed Offering, Lamar Advertising Company and Lamar Media Corp. disclosed the following updated Risk Factor below in a preliminary offering memorandum dated September 22, 2025, which updates and supplements Risk Factors that were contained in Item 1A of their combined annual report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”). The information in this current report on Form 8-K should be read in conjunction with the Risk Factors described in the Form 10-K and the information under the “Forward-Looking Statements” in the Form 10-K, as updated and supplemented by their combined quarterly report on Form 10-Q for the quarterly period ended June 30, 2025.
We could be negatively impacted by environmental, social and governance (ESG) and sustainability matters.
Governments, shareholders, customers, employees and other stakeholders are increasingly focusing on corporate ESG practices and disclosures, and expectations in this area are rapidly evolving and growing. We may incur costs related to ESG initiatives, including those related to producing enhanced mandatory or voluntary disclosures about our business. Additionally, although we have policies in place with respect to the content we display in customer advertisements, if the content of the advertisements we display is controversial or if our decisions to reject certain ads based on our content policies are viewed negatively, we may face reputational damage. This could lead to public controversy, decreased customer trust, and potential loss of business. If we are unable to respond effectively to ESG matters, our reputation, business, financial condition and results of operations could be adversely impacted.
* * *
This Current Report on Form
8-K
contains forward-looking statements, including regarding the Proposed Offering. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those results indicated in the forward-looking statements are uncertainties relating to market conditions for corporate debt securities generally and for the securities of advertising companies and for Lamar Media in particular.
This Current Report on Form
8-K
is neither an offer to sell nor a solicitation of an offer to buy the senior notes.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Lamar Advertising Company dated September 22, 2025

104	Cover Page Interactive Data File - (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2025	LAMAR ADVERTISING COMPANY

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer and Treasurer

Date: September 22, 2025	LAMAR MEDIA CORP.

	By:	/s/ Jay L. Johnson
Jay L. Johnson
Executive Vice President, Chief Financial Officer and Treasurer